UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): June 12, 2014
______________

InterDigital, Inc.
(Exact name of registrant as specified in charter)

Pennsylvania	1-33579	23-1882087
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Bellevue Parkway, Suite 300, Wilmington, Delaware	19809-3727
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: 302-281-3600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.

On June 12, 2014, InterDigital, Inc. (the “Company”) held its 2014 Annual Meeting of Shareholders (the “2014 Annual Meeting”). The matters voted on at the 2014 Annual Meeting and the voting results for each matter are set forth below.

(i)
The following individuals were elected as directors of the Company to serve a one-year term until the Company’s Annual Meeting of Shareholders in 2015 and until his or her successor is elected and qualified as follows:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Gilbert F. Amelio	21,527,008	1,182,239	1,355,321	12,338,858
Jeffrey K. Belk	21,972,334	731,392	1,360,842	12,338,858
Steven T. Clontz	21,752,707	967,995	1,343,866	12,338,858
Edward B. Kamins	21,867,759	835,967	1,360,842	12,338,858
John A. Kritzmacher	21,956,218	671,954	1,436,396	12,338,858
William J. Merritt	21,520,235	1,274,779	1,269,554	12,338,858
Jean F. Rankin	21,973,174	741,641	1,349,753	12,338,858
Robert S. Roath	21,327,168	1,387,230	1,350,170	12,338,858

(ii)	Shareholders re-approved the material terms of the Company's 2009 Stock Incentive Plan as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
21,276,016	1,447,679	1,340,873	12,338,858

(iii)	Shareholders passed an advisory resolution to approve the Company’s executive compensation as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
17,674,670	6,149,678	240,220	12,338,858

(iv)	Shareholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014 as follows:

Votes For	Votes Against	Abstentions
34,066,904	641,867	1,694,655

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERDIGITAL, INC.

By: /s/ Jannie K. Lau
Jannie K. Lau
Executive Vice President,
General Counsel and Secretary

Dated: June 17, 2014